UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐   Preliminary Proxy Statement

☐   Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒   Definitive Proxy Statement

☐   Definitive Additional Materials

☐   Soliciting Material Pursuant to §240.14a-12

PARKERVISION, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in Exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PARKERVISION, INC.

4446-1A Hendricks Avenue, Suite 354

Jacksonville, Florida 32207

___________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 25, 2026

___________

Notice is hereby given that the 2026 annual meeting of shareholders (the “Annual Meeting”) of ParkerVision, Inc. (the “Company”, “we” or “our”), will be held Friday, September 25, 2026 at 11:00 a.m. Eastern Time.  You may attend the Annual Meeting online at www.virtualshareholdermeeting.com/PRKR2026.

To participate in the Annual Meeting, you will need your 16-digit control number included with the notice of internet availability of proxy materials or proxy card. Instructions on how to attend and participate in the Annual Meeting online can be found at www.proxyvote.com or at www.virtualshareholdermeeting.com/PRKR2026.  You will be able to vote your shares while attending the Annual Meeting by following the instructions on the website.

At the Annual Meeting, the Company's shareholders will vote on the following proposals:

1.	To elect one Class I director until the term of our Class I directors ends in 2029 and to elect one Class II director until the term of our Class II directors ends in 2027.
2.	To ratify the selection of Frazier & Deeter, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2026;
3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

 The board of directors has fixed the close of business on July 29, 2026, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, and any adjournments thereof.

You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the Annual Meeting. In order to ensure the presence of a quorum, whether or not you expect to attend the Annual Meeting online, please vote your shares by proxy as promptly as possible. You may revoke your proxy if you so desire at any time before it is voted.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on September 25, 2026: The Company’s proxy statement and annual report to security holders will be available on or about August 11, 2026 at https://www.proxyvote.com.

By Order of the Board of Directors

Cynthia French

Chief Financial Officer and Corporate Secretary

Jacksonville, Florida

August 11, 2026

PARKERVISION, INC.

___________

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 25, 2026

___________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement and the accompanying proxy materials are being furnished to our shareholders in connection with the solicitation of proxies by our board of directors (our “Board”) for use at our 2026 annual meeting of shareholders (the “Annual Meeting”) to be held Friday, September 25, 2026, at 11:00 a.m. Eastern Time for the following purposes:

1.

to elect one Class I director until the term of our Class I directors ends in 2029 and to elect one Class II director until the term of our Class II directors ends in 2027, and until their respective successors are duly elected and qualified;

2.	to ratify the appointment of Frazier & Deeter, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2026;

3.	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Annual Meeting will be held via live webcast at www.virtualshareholdermeeting.com/PRKR2026 and will begin promptly at 11:00 a.m. Eastern Time.  We encourage you to access the Annual Meeting prior to the start time.  Online check-in will begin at 10:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures.  This proxy statement and the accompanying proxy materials will be sent or made available to shareholders on or about August 11, 2026.

Record Date and Voting Securities

Our Board has fixed the close of business on July 29, 2026, as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.  As of July 29, 2026, we had issued and outstanding 148,226,874 shares of common stock, par value $.01 per share, our only class of voting securities outstanding.  Each of our shareholders is entitled to one vote for each share of common stock registered in his or her name on the record date.

Voting

There are several different methods shareholders can use to vote their shares:

1.

By Internet: You can submit a proxy over the internet to vote your shares by following the instructions provided either in the notice of internet availability of proxy materials or on the proxy card or voting instruction form you received if you requested a full set of the proxy materials by mail or email;

2.

By Telephone: If you requested a full set of proxy materials by mail or email, you can submit a proxy over the telephone by following the instructions provided on the proxy card or voting instruction form accompanying the proxy materials you received.  If you received a notice of internet availability of proxy materials only, you can submit a proxy over the telephone to vote your shares by following the instructions at the internet web address referred to in the notice;

3.

By Mail: If you requested and received a full set of the proxy materials by mail or email, you can submit a proxy by mail to vote your shares by completing, signing, and returning the proxy card or voting instruction form accompanying the proxy materials you received; or

4.

During the Annual Meeting: You may vote virtually via the internet during the Annual Meeting.  If you desire to vote during the meeting, please follow the instructions for attending and voting during the Annual Meeting posted at www.virtualshareholdermeeting.com/PRKR2026.

Shareholders of Record and Shareholders Who Hold Shares in “Street Name”

If your shares of common stock are registered in your name on the books and records of our transfer agent, you are the shareholder of record.  If your shares of common stock are held for you in the name of your broker, bank or other nominee, your shares are held in “street name.”

If you are a shareholder of record and you sign and return a proxy card without giving specific voting instructions or you indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.  If you hold your shares in “street name” through a bank, broker or other holder of record, please refer to the materials provided to you by your bank, broker or other holder of record for information on communicating your voting instructions.

If you hold your shares in street name, your bank, broker or other holder of record will not be permitted to vote on your behalf with respect to the election of our directors unless it receives voting instructions from you.  To ensure that your vote is counted, please (i) communicate your voting instructions to your broker, bank, or other holder of record before the Annual Meeting, (ii) obtain a legal proxy and vote online using the instructions posted on the internet, (iii) or obtain a legal proxy and arrange to vote online during the Annual Meeting using the instructions posted at www.virtualshareholdermeeting.com/PRKR2026.

Proxies and Revocation of Proxies

Your proxy is being solicited by our Board for use at the Annual Meeting.  By giving your proxy, you are appointing as your proxies the persons that have been designated by our Board.  Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted in accordance with your instructions.  If no instructions are given, proxies given by a shareholder will be voted “FOR” the election of the director nominees and “FOR” the ratification of the appointment of Frazier & Deeter, LLC ("Frazier Deeter") as our independent registered public accounting firm.  With respect to any other proposal that properly comes before the Annual Meeting, the persons appointed as proxies will vote as recommended by our Board or, if no recommendation is given, in their own discretion, to the extent permitted by applicable laws and regulations.

Any proxy may be revoked by (i) submitting a written notice of revocation that is received by our Corporate Secretary at any time prior to the voting at the Annual Meeting, (ii) submitting a subsequent proxy prior to the voting at the Annual Meeting or (iii) attending the Annual Meeting virtually and voting online.  Attendance by a shareholder at the Annual Meeting does not alone serve to revoke his or her proxy.  Shareholders may send written notice of revocation to the Corporate Secretary, ParkerVision, Inc., 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207.

Quorum and Required Vote

The presence, in person, (including virtual attendance at the Annual Meeting) or by proxy, of a majority of the votes entitled to be cast will constitute a quorum.  As of the record date, there were 148,226,874 shares of our common stock outstanding and entitled to vote.  Accordingly, a quorum will be present if 74,113,438 shares are present in person or represented by executed proxies timely received.

Shares present virtually at the Annual Meeting will be considered shares represented in person.  Once a share is represented for any matter at the meeting, it will be counted as present for purposes of determining a quorum for the remainder of the meeting and for any adjournments, even if the holder abstains from voting on one or more matters.

A proxy may indicate that all or a portion of the shares represented are not being voted (“withhold” with respect to the election of directors, or "abstain" with respect to other proposals) on a particular matter.  Similarly, a broker may not be permitted to vote stock held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (“broker non-vote”).  The shares subject to a proxy that are not being voted on a particular matter because of a withhold, an abstention, or a broker non-vote will not be considered shares present and entitled to vote on the matter.  These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum, unless the proxy indicates that the shares are not being voted on any matter at the Annual Meeting, in which case the shares will not be counted for purposes of determining the presence of a quorum.

Director Election. The directors will be elected by a plurality of the votes cast at the Annual Meeting.  “Plurality” means that the nominees who receive the highest number of votes "FOR" their election will be elected as our directors, regardless of whether they receive a majority of votes cast.  Shares voted "WITHHOLD" for a nominee and broker non-votes will not be counted as votes cast for that nominee and will have no effect on the outcome of the election.  Shareholders do not have cumulative voting rights for directors under our articles of incorporation and bylaws or under Florida law.  This proposal is generally treated by brokerage firms as a matter on which brokers do not have discretionary voting authority without instructions from the beneficial owner.  If no instructions are given, the shares will be recorded as broker non-votes, which will have no effect on the outcome.

Ratification of the Appointment of Frazier & Deeter, LLC as our Independent Registered Public Accounting Firm. The ratification of the appointment of Frazier Deeter as our independent registered public accounting firm requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.  Abstentions have the same effect as a vote "AGAINST" the proposal.  This proposal is generally treated by brokerage firms as a matter on which brokers have discretionary voting authority.  Therefore, broker non-votes are not expected for this proposal, but to the extent any occur, they will have no effect on the outcome.

Other Matters. All other matters that may be brought before the shareholders must be approved by the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting, unless the governing corporate law, our amended and restated articles of incorporation or our bylaws require otherwise.  Abstentions have the same effect as a vote "AGAINST" any such matter.  Such matters are generally treated by brokerage firms as items on which brokers do not have discretionary voting authority without instructions from the beneficial owner. If no instructions are given, the shares will be recorded as broker non-votes, and will have no effect on the outcome.

Appraisal Rights

No appraisal rights are available under Florida law, our amended and restated articles of incorporation or our bylaws if you dissent from or vote against any of the proposals to be presented at the Annual Meeting.

Solicitation of Proxies

Your proxy is being solicited by our Board for use at the Annual Meeting.  Our officers and other employees, without additional remuneration, may assist in the solicitation of proxies in the ordinary course of their employment. In addition to the use of the mail and the internet, solicitations may be made personally or by email or telephone, as well as by public announcement.  We will bear the cost of this proxy solicitation. We may also request brokers, dealers, banks and their nominees to solicit proxies from their clients where appropriate and may reimburse them for reasonable expenses related thereto.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (“Annual Report”), which contains our audited financial statements, is being sent or made available to our shareholders along with this proxy statement.  We will provide you with copies of the exhibits to the Annual Report upon payment of a fee of $.25 per page, plus $5.00 postage and handling charge, if a request is sent in writing to the Corporate Secretary, ParkerVision, Inc., 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207.

We undertake to provide, without charge to each person solicited upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including financial statements and financial statement schedules.  Written requests should be directed to Corporate Secretary, ParkerVision, Inc., 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207.

PROPOSAL I: ELECTION OF DIRECTORS

General

Our Board is divided into three classes with only one class of directors typically being elected each year and each class serving a three-year term.  The term of office of our Class I director expires at this year’s Annual Meeting.  Our current Class I director is Mr. Jeffrey L. Parker.  Our Board has nominated Mr. Parker to serve as our Class I director until his term expires at the 2029 annual meeting.

In addition, as previously announced, on May 15, 2026, our Class II director, Mr. Lewis Titterton, resigned, leaving a vacancy.  On May 19, 2026, the Board appointed Mr. Anthony B. Bowers to fill the vacancy created by Mr. Titterton's resignation.  Pursuant to Florida law and our bylaws, any directors appointed by the Board to fill a vacancy serve only until the next Annual Meeting.  Accordingly, our Board has nominated Mr. Bowers for election to serve as a Class II director until the term of our Class II directors ends at the 2027 annual meeting.

Each of Messrs. Parker and Bowers has agreed to be named in this proxy statement and to serve as director if elected.  Unless otherwise specified by you when you give your proxy, the shares subject to your proxy will be voted "FOR" the election of the nominees.  In case one or more of the nominees become unavailable for election to the Board, an event which is not anticipated, the persons appointed as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting your shares for any other person(s) in accordance with their judgment.

Directors and Director Nominees

Name	Age	Position with the Company
Jeffrey L. Parker	69	Class I Director, Chairman of the Board and Chief Executive Officer
Anthony B. Bowers	69	Class II Director, Audit Committee Member, Compensation Committee Chair
Paul A. Rosenbaum	83	Class III Director, Audit Committee Chair, Compensation Committee Member
Robert G. Sterne	74	Class III Director

Jeffrey L. Parker, Class I Director Nominee

Jeffrey Parker has been the chairman of our Board and our chief executive officer since our inception in August 1989 and was our president from April 1993 to June 1998.  From March 1983 to August 1989, Mr. Parker served as executive vice president for Parker Electronics, Inc., a joint venture partner with Carrier Corporation performing research, development, manufacturing, and sales and marketing for the heating, ventilation and air conditioning industry.  Mr. Parker is a named inventor on 31 U.S. patents.  Among other qualifications, as chief executive officer, Mr. Parker has relevant insight into our operations, our industry, and related risks as well as experience bringing disruptive technologies to market.

Anthony B. Bowers, Class II Director Nominee

Anthony Bowers was appointed to our Board, as well as our audit and compensation committees, in May 2026.  Mr. Bowers is the Director of Corporate Sales at Intro-act, LLC, a capital introduction company that uses artificial intelligence (AI) to optimize connections between issuers and their most compatible investors.  He has over 30 years of combined experience in corporate and institutional sales, including leadership roles at OTR Global and Goldman Sachs.  He holds an MBA in Accounting and Finance from the Wharton School, as well as a Bachelor's in Economics from Amherst College. Among other qualifications, Mr. Bowers has relevant knowledge of corporate investor relations, institutional investing, and financial modeling.

Paul A. Rosenbaum, Class III Director

Paul A. Rosenbaum has been a director of ours since December 2016, a member of our audit committee since September 2018, and a member of our compensation committee since April 2023.  Mr. Rosenbaum has extensive experience as a director and executive officer for both public and private companies in a number of industries.  Since 1994, Mr. Rosenbaum has served as chief executive of SWR Corporation, a privately held corporation that designs, sells, and markets specialty industrial chemicals.  Since 2009, Mr. Rosenbaum has been a member of the Providence St. Vincent Medical Foundation Council of Trustees and previously served as president of the Council.  In addition, from September 2000 until June 2009, Mr. Rosenbaum served as chairman and chief executive officer of Rentrak Corporation (“Rentrak”), a Nasdaq publicly traded company that provides transactional media measurement and analytical services to the entertainment and media industry.  From June 2009 until July 2011, Mr. Rosenbaum served in a non-executive capacity as chairman of Rentrak.  From 2007 until 2016, Mr. Rosenbaum served on the Board of Commissioners for the Port of Portland, including as vice chairman from 2012 to 2016. In September 2017, Mr. Rosenbaum was appointed to the Board of Commissioners for the Oregon Liquor Control Commission and served as chairman through January 2023.  Mr. Rosenbaum was chief partner in the Rosenbaum Law Center from 1978 to 2000 and served in the Michigan Legislature from 1972 to 1978, during which time he chaired the Michigan House Judiciary Committee, was legal counsel to the Speaker of the House of the state of Michigan and wrote and sponsored the Michigan Administrative Procedures Act.  Additionally, Mr. Rosenbaum served on the National Conference of Commissioners on Uniform State Laws, as vice chairman of the Criminal Justice and Consumer Affairs Committee of the National Conference of State Legislatures, and on a committee of the Michigan Supreme Court responsible for reviewing local court rules.  Among other qualifications, Mr. Rosenbaum has extensive experience as a director and executive officer of a publicly held corporation and has relevant insights into operations and our litigation strategies.

Robert G. Sterne, Class III Director

Robert Sterne has been a director of ours since September 2006 and also served as a director of ours from February 2000 to June 2003.  Since 1978, Mr. Sterne has been a partner of the law firm of Sterne, Kessler, Goldstein & Fox PLLC, specializing in patent and other intellectual property law. Mr. Sterne provides legal services to us as one of our patent and intellectual property attorneys.  Mr. Sterne has co-authored numerous publications related to patent litigation strategies. He has received multiple awards for contributions to intellectual property law including Law 360’s 2016 Top 25 Icons of IP and the Financial Times 2015 Top 10 Legal Innovators in North America. Among other qualifications, Mr. Sterne has an in-depth knowledge of our intellectual property portfolio and patent strategies and is considered a leader in best practices and board responsibilities concerning intellectual property.

Voting Standard

Directors are elected by a plurality of the votes cast at the Annual Meeting. “Plurality” means that the nominees who receive the highest number of votes "FOR" their election will be elected, even if they receive less than a majority of the votes cast.  Only votes "FOR" a nominee are counted as votes cast.  Shares voted "WITHHOLD" and broker non-votes will not be counted as votes cast and will have no effect on the outcome.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE CLASS I AND CLASS II DIRECTOR NOMINEES.

CORPORATE GOVERNANCE

We maintain corporate governance policies and practices that reflect what the Board believes are “best practices.”  A copy of our Corporate Governance Guidelines is available upon request to our Secretary or may be viewed or downloaded from our website at https://parkervision.com/investors/leadership-governance"

Leadership Structure

The decision as to who should serve as Chairman of the Board, who should serve as Chief Executive Officer, and whether those offices should be combined or separate, is the responsibility of our Board.  The members of our Board possess considerable experience and unique knowledge of the challenges and opportunities we face and are in the best position to evaluate our needs and how best to organize the capabilities of the directors and senior officers to meet those needs.  Our Board does not believe that our size or the complexity of our operations warrant a separation of the Chairman of the Board and Chief Executive Officer functions.  Furthermore, our Board believes that combining the roles of Chief Executive Officer and Chairman of the Board promotes leadership and direction for the Board and for executive management, as well as allowing for a single, clear focus for the chain of command.

Accordingly, the Board believes that the most effective leadership structure for us at this time is for Mr. Parker to serve as both Chairman of the Board and Chief Executive Officer.  Mr. Parker is one of our founders and has been our Chairman of the Board and our Chief Executive Officer since our inception in August 1989.  The Board believes that he is uniquely qualified through his experience and expertise to be the person who generally sets the agenda for, and leads discussions of, issues relating to the implementation of our strategic plan.  Mr. Parker’s leadership, in both his Chairman of the Board and Chief Executive Officer roles, continues to ensure that we remain dedicated to and focused on both our short and long-term objectives.  While the Board does not have a lead independent director, the independent directors meet in executive session regularly without the presence of management.

Independence of Directors

Although our common stock is quoted on the OTCQB Venture Market (“OTCQB”), we follow the rules of Nasdaq Stock Market (“Nasdaq”) in determining if a director is independent.  The Board also consults with our counsel to ensure that the Board’s determination is consistent with the Nasdaq rules and all other relevant securities and other laws and regulations regarding independence of directors.  The Board has affirmatively determined that each of Messrs. Bowers, Rosenbaum, and Sterne are independent directors.

Risk Management and Board Oversight

The Board as a whole works with our management team to promote and cultivate a corporate environment that incorporates enterprise-wide risk management into strategy and operations.  Management periodically reports to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies.

Each committee of the Board is responsible for the evaluation of elements of risk management based on the committee’s expertise and applicable regulatory requirements.  In evaluating risk, the Board and its committees consider whether our management adequately identifies material risks in a timely manner and implements appropriately responsive risk management strategies throughout the organization.  The audit committee focuses on assessing and mitigating financial risk, including risk related to internal controls, and receives at least quarterly reports from management on identified risk areas.  In setting compensation, the compensation committee strives to create incentives that encourage behavior consistent with our business strategy, without encouraging undue risk-taking.  Each of the committees reports regularly to the Board as a whole as to their findings with respect to the risks they are charged with assessing.

Board Meetings and Committees

During the fiscal year ended December 31, 2025, our Board met ten times and acted by unanimous consent three times.  All of our directors attended 75% or more of the aggregate number of meetings of the Board and committees on which they served.  The directors are strongly encouraged to attend meetings of shareholders.  Two of our directors attended our 2025 annual meeting of shareholders.

During the fiscal year ended December 31, 2025, the Board had two separately standing committees, the audit committee and the compensation committee.  The committees are composed entirely of independent directors as determined in accordance with the rules of Nasdaq for directors generally, and where applicable, with the rules of Nasdaq for such committee.  In addition, the committees each have a written charter, a copy of which is available free of charge at https://parkervision.com/investors/leadership-governance.

Audit Committee

Messrs. Rosenbaum and Titterton served on our audit committee during 2025 with Mr. Rosenbaum serving as the chairperson.  During the fiscal year ended December 31, 2025, the audit committee met six times.  The functions of the audit committee include oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, and the performance, qualifications, and independence of our independent registered public accounting firm.  The audit committee also reviews and recommends to the Board whether or not to approve transactions between us and an officer, director, or other related party.  The purpose and responsibilities of our audit committee are set forth in full in the committee’s charter.  The report of the audit committee is included on page 20 of this proxy statement.

Audit Committee Financial Expert

The Board has determined that Messrs. Rosenbaum and Bowers both qualify as "an audit committee financial expert" within the meaning of the rules and regulations of the Securities and Exchange Commission (“SEC”) and are independent as determined in accordance with the rules of Nasdaq for audit committee members.

Compensation Committee

Messrs. Titterton and Rosenbaum served on our compensation committee during 2025 with Mr. Titterton serving as the chairperson.  During the fiscal year ended December 31, 2025, the compensation committee met five times and acted by unanimous consent one time.  The functions of the compensation committee include oversight of the development, implementation, and effectiveness of our compensation philosophy, policies and strategies and oversight of the regulatory compliance and reporting requirements with respect to compensation and related matters.  Our compensation committee has overall responsibility for evaluating and approving our executive officer incentive compensation, benefit, severance, equity-based and other compensation plans, policies and programs.  When applicable, the compensation committee also is responsible for discussing and reviewing with management the compensation discussion and analysis that we include in our filings with the SEC.  The purpose and responsibilities of our compensation committee are set forth in full in the committee’s charter included on our website.

Compensation Committee Policies and Procedures

The compensation committee typically reviews the elements of compensation for our executive officers annually and, subject to any existing employment agreements, sets each element of compensation for the Chief Executive Officer and the other executive officers, including annual base salary, annual incentive bonus, and equity compensation.  The compensation committee also makes recommendations to the Board with respect to compensation plans, policies and programs, administers our equity incentive plans and executive officers’ performance bonus plans, and prepares the compensation committee report for our annual proxy statement, if applicable.

Our Chief Executive Officer occasionally attends the compensation committee’s meetings, at the request of the compensation committee.  To assist the compensation committee in making its compensation determinations, our Chief Executive Officer evaluates the performance of the other executive officers and key employees and makes recommendations regarding their compensation to the committee for its consideration and determination. In addition, the Chief Executive Officer and Chief Financial Officer make recommendations to the committee with regard to overall pay strategy including program designs, annual incentive plan design, and long-term incentive plan design for all employees.  Executive officers do not determine any element or component of their own pay package or total compensation amount.  The Chief Executive Officer is not present for any discussions of his own compensation.

The compensation committee retains sole authority to engage compensation consultants including determining the nature and scope of services, approving the amount of compensation for those services, and receiving the analyses resulting from those services.  The compensation committee assesses the independence of any consultants pursuant to SEC and Nasdaq rules.  In December 2024, the compensation committee engaged a compensation consultant, Alliant Human Capital ("Alliant") to evaluate executive and non-employee director compensation.

Director Nomination Process

The Board does not have a separate nominating committee. Instead, each of our independent directors participates in the consideration of director nominees.  The Board determined that, due to the small size of the Board, full participation of the independent directors in consideration of director nominees is appropriate.  All of our directors, with the exception of Mr. Parker, are independent.

The Board considers for nomination as directors those persons identified by its members, management, shareholders, potential investors, investment bankers and others with the objective of having a Board with diverse perspectives and skills.  The Board does not distinguish among nominees recommended by shareholders and other persons.  Each individual is evaluated in the context of the Board as a whole, with the objective of recommending a group of people that can best implement our business plan, perpetuate our business, and represent shareholder interests.

The Board is responsible for assessing the appropriate balance of skills and characteristics required of Board members.  Nominees for director are selected on the basis of, among other things, experience, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness and ability to devote adequate time to Board duties.  Nominees for director are assessed based on the needs of the Board at that point in time and with an objective of ensuring diversity in background, experience, and viewpoints of Board members.  Although the Board does not have specific guidelines on diversity, it is one of many criteria considered by the Board when evaluating candidates.

Shareholders and others wishing to suggest candidates to the Board for consideration as directors must submit written notice to the Corporate Secretary, ParkerVision, Inc., 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207, who will provide it to the Board.  We also have a method by which shareholders may nominate persons as directors, which is described in the section “Shareholder Proposals and Nominations” on page 26 of this proxy statement.  We did not receive any recommendations or nominations from shareholders for this Annual Meeting.

Code of Ethics

The Board has adopted a code of ethics that is designed to deter wrongdoing and to promote ethical conduct and full, fair, accurate, timely and understandable reports that we file or submit to the SEC and others.  A copy of the code of ethics may be found on our website at https://parkervision.com/investors/leadership-governance.

Shareholder Communications

Shareholders may contact the Board or individual members of the Board by writing to them in care of the Corporate Secretary, ParkerVision, Inc., 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207.  The Corporate Secretary will forward all correspondence received to the Board or the applicable director from time to time.  This procedure was approved by our independent directors.

Prohibition on Short Sales and Hedging

The Company prohibits directors, officers, employees, and consultants of the Company and its subsidiaries from entering into transactions involving short sales, hedging, or other monetization transactions that have the effect of permitting such persons to continue to own our securities without bearing the full risks and rewards of such ownership.

Compensation of Outside Directors

Our Board compensation program consists exclusively of equity-based compensation, generally awarded annually, in the form of nonqualified stock options, restricted stock units ("RSUs"), or a combination thereof.  Unvested director equity compensation awards are forfeited if the director's services are terminated for any reason.  Share-based compensation with a grant-date fair value of no more than $80,000 for board service is generally awarded annually on or about the first month of each year. The awards generally vest over one year and expire no more than seven years after the grant date.

In January 2025, the compensation committee delayed its annual non-employee director compensation awards pending review of the Alliant report on independent director compensation.  On July 3, 2025, each of our non-employee directors was awarded, at their discretion, either (i) 275,000 RSUs or (ii) 300,000 nonqualified share options with an exercise price of $0.29 per share for 2025 director compensation.  The awards vested 50% upon grant and 50% on December 31, 2025.  Each of the director awards has a grant-date fair value of approximately $80,000 which aligned with the independent compensation consultant recommendations.

On January 22, 2026, each of our non-employee directors was awarded 370,000 nonqualified share options with an exercise price of $0.24 per share for 2026 director compensation.  The awards vest in two bi-annual installments beginning July 22, 2026.  Each of the director awards has a grant-date fair value of approximately $76,000.  Upon his appointment to the Board on May 19, 2026, Mr. Bowers was awarded 300,000 nonqualified share options with an exercise price of $0.20 per share.  The award vests in two bi-annual installments beginning November 19, 2026 and has a grant-date fair value of approximately $53,000.

We reimburse our non-employee directors for their reasonable expenses incurred in attending meetings where applicable and we encourage participation in relevant educational programs for which we reimburse all or a portion of the costs incurred for these purposes.

Directors who are also our employees are not compensated for serving on our Board.  Information regarding compensation otherwise received by our directors who are also named executive officers is provided under “Executive Compensation.”

The following table summarizes the compensation for each of our non-employee directors who served as a director for any portion of the year ended December 31, 2025.

Name	Stock Awards($) [1]	Option Awards($) [1]	Total ($)
(a)	(b)	(c)	(d)
Sanford Litvack [2]	$-	$-	$-
Paul Rosenbaum [3]	79,750	-	79,750
Robert Sterne [4]	-	75,815	75,815
Lewis Titterton [5]	79,750	-	79,750

1

The amounts represented in columns (b) and (c) represent the full grant date fair value of share-based awards in accordance with ASC 718.  Refer to Note 14 of the consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the assumptions made in the valuation of stock awards.

2	Mr. Litvack resigned from the Board in April 2025 and received no compensation during the year ended December 31, 2025.
3	At December 31, 2025, Mr. Rosenbaum had 2,205,000 nonqualified stock options outstanding, all of which are exercisable.
4	At December 31, 2025, Mr. Sterne had 2,505,000 nonqualified stock options outstanding, all of which are exercisable.
5	At December 31, 2025, Mr. Titterton had 75,000 nonqualified stock options outstanding, all of which are exercisable.

EXECUTIVE COMPENSATION

Executive Officers

Name	Age	Position with the Company
Jeffrey Parker	69	Chairman of the Board and Chief Executive Officer (“CEO”)
Cynthia French	59	Chief Financial Officer and Corporate Secretary (“CFO”)

Jeffrey Parker has served as our chairman and chief executive officer since our inception in August 1989 and was our president from April 1993 to June 1998.  Refer to Mr. Parker’s biography set forth above in the section entitled “Proposal I – Election of Directors.”

Cynthia French has been our chief financial officer since June 2004 and our corporate secretary since August 2007.  From March 1994 to June 2004, Ms. French was our controller and our chief accounting officer.  Ms. French has been a certified public accountant in the state of Florida since 1989.

Summary Compensation Table

The following table summarizes the total compensation of each of our “named executive officers” as defined in Item 402(m) of Regulation S-K (the “Executives”) for the fiscal years ended December 31, 2025, and 2024.  Given the complexity of disclosure requirements concerning executive compensation, and in particular with respect to the standards of financial accounting and reporting related to equity compensation, there is a difference between the compensation that is reported in this table versus that which is actually paid to and received by the Executives.  The amounts in the Summary Compensation Table that reflect the full grant date fair value of an equity award, do not necessarily correspond to the actual value that has been realized or will be realized in the future with respect to these awards.

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)(2)	Option Awards ($)(2)(3)	All Other ($)		Total ($)
Jeffrey Parker, CEO	2025	$356,923	$-	$-	$1,720,000	$24,000	[4]	$2,100,923
	2024	260,000	350,000	-	-	24,000	[4]	634,000
Cynthia French, CFO	2025	228,462	$-	-	215,000	-		443,462
	2024	180,000	100,000	-	-	-		280,000

1	Bonuses for 2024 performance were approved by the compensation committee and paid in January 2025.
2

The amounts represented in columns (e) and (f) represent the full grant date fair value of equity awards in accordance with ASC 718.  Refer to Note 14 to the consolidated financial statements for the year ended December 31, 2025, included in Item 8 of our Annual Report on Form 10-K for the assumptions made in the valuation of equity awards.

3	The amounts shown in column (f) for 2025 represent the increase in fair value of awards granted in January 2021 that were modified in April 2025 to extend the expiration date of these fully vested options by five additional years, or until January 11, 2031. No other changes were made to the awards.
4	Represents an annual automobile allowance in the amount of $24,000, paid on a biweekly basis.

Narrative to Summary Compensation Table

Base Salaries and Discretionary Bonuses

The base salaries of our named executive officers, and other key employees, were reduced by approximately 20%, on a voluntary basis, in September 2018 in connection with significant cost reduction measures.  Until April 2025, base salaries were maintained at those reduced levels.  From time to time, our compensation committee will award discretionary cash and/or equity-based bonuses that take into consideration these prior base salary reductions as well as the individual's performance and contribution to the corporate goals.

In January 2025, our compensation committee approved the payment of discretionary cash bonuses for fiscal year 2024 for Mr. Parker and Ms. French in the amounts of $350,000 and $100,000, respectively.  These bonuses were awarded in recognition of the officers' significant contribution to our strategic initiatives, including Mr. Parker's leadership in overseeing our patent litigation efforts and supporting our financial stability and Ms. French's role in maintaining compliance with regulatory requirements and reducing costs associated with outside professional services.  The bonuses also partially offset the voluntary 20% base salary reductions since 2018 as part of the officers' efforts to support the Company during a period of significant challenges.  The bonuses reflect the compensation committee's intent to appropriately compensate these executives for their leadership and sustained commitment to advancing the Company's goals.

In April 2025, our compensation committee approved an increase in base compensation for Mr. Parker, from $260,000 to $400,000 and an increase in base compensation for Ms. French from $180,000 to $250,000.  The compensation committee considered a similarly sized peer group (“Peer Group”) developed by Alliant in its evaluation of base salaries for its named executive officers and established base compensation that fell below the 50th percentile when compared to the Peer Group.

In January 2026, our compensation committee approved grants, under the 2019 Plan, of nonqualified performance-based stock options to Mr. Parker and Ms. French.  The performance-based grants included a performance-based option to purchase up to 8,000,000 shares granted to Mr. Parker and a performance-based option to purchase up to 500,000 shares granted to Ms. French.  The options have a five-year performance period, with quarterly measurement dates, and expire ten years from the date of grant.  Vested options are exercisable at a price of $0.24 per share, which was the last sale price of our common stock on the date of grant.  The performance conditions for vesting of these options are based on cumulative net cash received by the company from its patent enforcement actions, after deduction of all attorney contingency fees and contractual repayments of contingent payment obligations to third parties.  The performance-based options provide for automatic acceleration of vesting, regardless of performance conditions, in the event (i) the market capitalization of the company meets or exceeds $1 billion for twenty (20) consecutive trading days, or (ii) upon a change in control event.  In addition, the compensation committee approved a grant to Ms. French, under the 2019 Plan, of a nonqualified time-based stock option for the purchase of up to 500,000 shares.  This option has an exercise price of $0.24 per share, vests in four equal biannual installments over a two-year period beginning July 22, 2026, and expires five years from the date of grant.

Employment and Non-Compete Agreements

We do not have employment agreements in place for our executives.  We do have non-compete arrangements in place with all of our employees, including our executives, that impose post-termination restrictions on (i) employment or consultation with competing companies or customers, (ii) recruiting or hiring employees for a competing company, and (iii) soliciting or accepting business from our customers.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and other benefit plans to the same extent as our other full-time employees.  We generally do not provide our named executive officers with perquisites or other personal benefits that are not afforded to all full-time employees, with the exception of a $24,000 annual vehicle allowance provided for our chief executive officer.

Policies and Practices Related to the Grant of Equity Awards

From time to time, we grant equity awards, including stock options, to our employees, including our named executive officers.  Historically, we have typically granted new-hire option awards on a new hire's employment start date.  Also, non-employee directors have historically received annual equity awards during or about the first month of each calendar year, pursuant to our non-employee director compensation policy.  We do not otherwise maintain any written policies on the timing of our equity awards.  Our compensation committee considers whether there is any material nonpublic information ("MNPI") about our company when determining the timing of equity awards and does not seek to time the grant of equity awards in relation to our public disclosure of MNPI.  We have not timed the release of MNPI for the purpose of affecting the value of executive compensation. During the year ended December 31, 2025, we did not grant any stock option or other equity awards to our named executive officers.

In April 2025, the compensation committee approved the modification of nonqualified options held by our named executive officers in order to extend the expiration date of the options from January 11, 2026 to January 11, 2031.  The modified options include 8,000,000 options awarded to the CEO and 1,000,000 options awarded to the CFO on January 11, 2021, with exercise prices of $0.54 per share and an original term of five years.  The options were fully vested as of the modification date and the Company recorded a one-time charge to share-based compensation of approximately $1.9 million in connection with the modification of these awards.  The extension of the expiration date is the only modification made to these awards and no additional securities were issued.

In April 2026, the compensation committee approved the modification of nonqualified options held by our named executive officers in order to extend the expiration date of the options from August 7, 2026 to August 7, 2029.  The modified options include 2,660,000 options awarded to the CEO and 870,550 options awarded to the CFO on August 7, 2019, with exercise prices of $0.171 per share and an original term of seven years.  The options were fully vested as of the modification date and the Company recorded a one-time charge to share-based compensation of approximately $0.4 million in connection with the modification of these awards.  The extension of the expiration date is the only modification made to these awards and no additional securities were issued.

Independent Compensation Consultant

In December 2024, our compensation committee retained an independent consultant to conduct a competitive review and assessment of our executive compensation program and to make recommendations for both our executive compensation and non-employee director compensation programs on a going forward basis.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes information concerning the outstanding equity awards, including unexercised options, unvested stock and equity incentive awards, as of December 31, 2025, for each of our Executives:

	Option Awards
	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable	Option Exercise Price ($)	Option Expiration Date
Name	(a)		(b)	(c)	(d)
Jeffrey Parker	2,660,000	[1,4]	-	0.17	8/7/2026
	8,000,000	[2]	-	0.54	1/11/2031
Cynthia French	150,000	[3]	-	0.33	2/9/2027
	870,550	[1]	-	0.17	8/7/2026
	1,000,000	[2]	-	0.54	1/11/2031

1	Options vested over eight equal quarterly periods from September 1, 2019 to June 1, 2021 and were amended in April 2026 to extend the expiration date from August 7, 2026 to August 7, 2029.
2	Options vested over eight equal quarterly periods from March 31, 2021 to December 31, 2022 and were amended in April 2025 to extend the expiration date from January 11, 2026 to January 11, 2031.
3	Options vested 50% on grant date and the remaining 50% over four equal quarterly periods from May 9, 2020 to May 9, 2021.
4

Number of securities underlying exercisable options is net of 3.3 million share options gifted for no consideration by Mr. Parker in January 2021.  Gifted shares were not impacted by the modification noted above.

Potential Payouts Upon Termination or Change in Control

Our standard equity compensation award agreements provide for acceleration of unvested equity awards under certain conditions.  Upon the death or disability of an Executive, 50% of any unvested portion of an outstanding equity award shall immediately vest and become exercisable.  Upon a change in control of the Company, without authorization or approval of our Board, 100% of unvested awards shall immediately vest and become exercisable.

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K, we provide the following disclosure, as it applies to smaller reporting companies, regarding executive compensation for our principal executive officer ("PEO") and Non-PEO named executive officers ("Non-PEO NEOs") and Company performance for the fiscal years ended December 31, 2025, 2024 and 2023.  The Board did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

In determining the "compensation actually paid" ("CAP") to our PEO and Non-PEO NEOs, we are required to make various adjustments to amounts that have previously been reported in the Summary Compensation Table ("SCT") in previous years, as the SEC's valuation methods for this section differ from those required in the SCT.  The table below summarizes compensation values both previously reported in our SCT, as well as the adjusted values required in this section for the fiscal years ended December 31, 2025, 2024 and 2023.  Given the complexity with respect to the standards of financial accounting and reporting related to equity compensation, the adjustments related to the fair value of equity awards in the calculation of CAP do not necessarily correspond to the actual value that has been realized or will be realized in the future with respect to these awards.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid for PEO (2)	Average Summary Compensation Table Total for Non-PEO NEO (1)	Average Compensation Actually Paid to Non-PEO NEO (2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (3)	Net (Loss) Income in thousands
2025	$2,100,923	$2,100,923	$443,462	$443,462	$91.30	$(7,426)
2024	$634,000	$634,000	$280,000	$280,000	$381.50	$(14,472)
2023	$455,020	$455,020	$225,000	$225,000	$69.60	$9,515

1	The Company's PEO for each of the years presented was Jeffrey Parker. The Company's only Non-PEO NEO for each of the years presented was Cynthia French, Chief Financial Officer.
2	CAP is computed in accordance with Item 402(v) of Regulation S-K, but does not reflect the actual compensation earned by or paid to the PEO or Non-PEO NEO during the applicable year. This calculation determines the value of awards at the date they vest, but does not consider the impact of changes in the value of those outstanding vested awards from year to year. The "Adjustments to Determine Compensation Actually Paid" table below reflects the exclusions and inclusions of certain equity values for the PEO and Non-PEO NEO calculated in accordance with ASC 718.
3	Assumes a $100 fixed investment as of year-end 2022 and continuing through year-end 2023, 2024 and 2025, respectively.

Adjustments to Determine Compensation Actually Paid to PEO and NEOs

	2025				2024		2023
	PEO		Average Non- PEO NEO		PEO	Average Non- PEO NEO	PEO	Average Non- PEO NEO

Summary Compensation Table (SCT) Totals for PEO and Non-PEO NEOs	$2,100,923		$443,462		$634,000	$280,000	$455,020	$225,000
Add (Subtract)
Fair value of equity awards granted during the year from the SCT	(1,720,000)	[1]	(215,000)	[1]	-	-	(60,020)	-
Year-End fair value of unvested equity awards granted in year	-		-		-	-	-	-
Fair value of equity awards vested and granted during the year			-		-	-	60,020	-
Change in fair value of unvested awards granted in prior years	-		-		-	-	-	-
Excess fair value of modified awards as of the date of modification	1,720,000	[1]	215,000	[1]	-	-	-	-
Total adjustments	-		-		-	-	-	-
Compensation Actually Paid	$2,100,923		$443,462		$634,000	$280,000	$455,020	$225,000

1  The amount represents the excess fair value of modified awards over the fair value of the original awards, measured as of the date of such modification.  The awards, originally granted in January 2021, were modified in April 2025 to extend the expiration date by five years.  The awards were fully vested in prior years.

Description of Relationship Between CAP and Performance Measures

The following graphs further illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above.

AUDIT COMMITTEE REPORT

Pursuant to the charter of the audit committee, the audit committee’s responsibilities include, among other things:

●	annually reviewing and reassessing the adequacy of the audit committee’s formal charter;

●

reviewing and discussing our annual audited financial statements, our interim financial statements, and the adequacy of our internal controls and procedures with our management and our independent registered public accounting firm;

●	reviewing the quality of our accounting principles, including significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	appointing the independent registered public accounting firm, which firm will report directly to the audit committee;

●	reviewing the independence of the independent registered public accounting firm; and

●	reviewing and approving all related party transactions on an ongoing basis.

The audit committee also pre-approves the services to be provided by our independent registered public accounting firm.  During the year ended December 31, 2025, the committee reviewed in advance the scope of the annual audit and non-audit services to be performed by the independent registered public accounting firms and the independent registered public accounting firms’ audit and non-audit fees and approved them.

The audit committee participated in and approved our appointment of Frazier Deeter as our independent registered public accounting firm for our year ended December 31, 2025.  The audit committee reviewed and discussed our audited financial statements for 2025 with management, as well as with our independent registered public accounting firm.  During 2025 and thereafter, the audit committee met privately at regularly scheduled meetings and held discussions with management, including the chief financial officer and our independent registered public accounting firm. Management represented to the audit committee that our financial statements were prepared in accordance with generally accepted accounting principles.  The audit committee also discussed and reviewed with management and the independent registered public accounting firm the internal controls and procedures of the audit functions and the objectivity of the process of reporting on the financial statements.  The committee discussed with management financial risk exposures relating to our company and the processes in place to monitor and control the resulting exposure, if any.

The audit committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”), as well as various accounting issues relating to presentation of certain items in our financial statements and compliance with Section 10A of the Securities Exchange Act of 1934 (the “Exchange Act”).  The committee received the written disclosures and letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the committee concerning independence, and the committee discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon the review and discussions referred to above, and in reliance on the report of our independent registered public accounting firm, the audit committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10‑K for the year ended December 31, 2025, for filing with the SEC.  The audit committee also recommended to the Board the appointment of Frazier Deeter as the independent registered public accounting firm for the year ending December 31, 2026.

Submitted by the Audit Committee:

Paul A. Rosenbaum, Chair

Anthony B. Bowers

AUDIT AND ACCOUNTING RELATED FEES FOR THE YEARS ENDED 2024 AND 2025

The firm, Frazier Deeter was engaged as our principal accountants in December 2024.  From September 2019 until November 15, 2024, MSL acted as our principal accountants (“Prior Accountants”).  On November 1, 2024, we were notified that MSL entered into a transaction whereby substantially all of the partners and employees of MSL became partners and employees of Forvis Mazars, LLP, and MSL would no longer be providing accounting and auditing services and would cease its services as our accountants upon completion of the review of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024.  The following is a summary of fees paid to our principal accountants and our Prior Accountants for services rendered.

Audit Fees.  For the years ended December 31, 2025 and 2024, the aggregate fees billed by our principal accountants for professional services rendered for the audit of our annual financial statements, the review of our financial statements included in our quarterly reports, and services provided in connection with regulatory filings were approximately $231,000 and $167,000, respectively.  In addition, for the years ended December 31, 2025 and 2024, the aggregate fees billed by our Prior Accountants for professional services rendered in connection with the audit of our annual financial statements, the review of our financial statements included in our quarterly reports, and services provided in connection with regulatory filings were approximately $25,000 and $58,000, respectively.

There were no fees billed by either our principal accountants or our Prior Accountants for audit related fees, tax fees or any other fees for the years ended December 31, 2025 and 2024.

Pre-Approval Policies and Procedures.  All the services discussed above were approved by our audit committee.  The audit committee pre-approves the services to be provided by our principal accountants, including the scope of the annual audit and non-audit services to be performed by the principal accountants and the principal accountants’ audit and non-audit fees.

PROPOSAL II:

RATIFICATION OF THE SELECTION OF FRAZIER & DEETER, LLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Frazier Deeter as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2026. The Board recommends ratification of the audit committee’s selection of Frazier Deeter.  At the Annual Meeting, shareholders will consider and vote on the ratification of the engagement of Frazier Deeter for the year ending December 31, 2026.  A representative of Frazier Deeter is expected to attend the Annual Meeting to respond to appropriate questions and to make a statement, if deemed appropriate.

The selection of Frazier Deeter as our independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification; however, we are submitting the selection to our shareholders for ratification as a matter of good corporate practice and in order to provide a method by which shareholders may communicate their opinion to the audit committee.  The Sarbanes-Oxley Act of 2002 requires that the audit committee be directly responsible for the appointment, compensation, and oversight of our independent registered public accounting firm. While the audit committee is not required to take any action as a result of the outcome of the vote on this proposal, if our shareholders do not ratify the appointment, the audit committee will reconsider whether to retain Frazier Deeter and may retain that firm or another firm without re-submitting the matter to our shareholders. Even if our shareholders ratify the appointment, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and our shareholders.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote “AGAINST” the proposal. This proposal is generally considered a routine matter on which brokers may exercise discretionary voting authority. Accordingly, broker non-votes are not expected; however, to the extent any occur, they will have no effect on the outcome.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE SELECTION OF FRAZIER & DEETER, LLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Holders

The following table sets forth certain information as of July 29, 2026 with respect to the stock ownership of (i) those persons or groups who beneficially own more than 5% of our common stock, (ii) each of our directors and director nominees, (iii) each of our executive officers, and (iv) all of our directors, director nominees and executive officers as a group (based upon information furnished by those persons).  As of July 29, 2026, 148,226,874 shares of our common stock were issued and outstanding.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class[1]
>5% HOLDERS (EXCLUDING EXECUTIVE OFFICERS AND DIRECTORS)
GEM Partners, LP	15,293,431	[2]	9.99%
Lewis Titterton	8,799,956	[3]	5.93%

EXECUTIVE OFFICERS AND DIRECTORS
Jeffrey Parker [10]	11,170,583	[4]	7.03%
Cynthia French [10]	2,312,133	[5]	1.54%
Paul Rosenbaum [10]	4,144,796	[6]	2.76%
Robert Sterne [10]	2,358,265	[7]	1.57%
Anthony Bowers 10	165,000	[8]	0.11%
All directors and executive officers as a group (5 persons)	20,150,777	[9]	12.19%

[1]

Percentage is calculated based on all outstanding shares of common stock plus, for each person or group, any shares of common stock that the person or the group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights. Unless otherwise indicated, each person or group has sole voting and dispositive power over all such shares of common stock.

[2]

GEM Investment Advisors, LLC (“GEM Advisors”) is the general partner of GEM Partners LP (“GEM”) and Flat Rock Partners LP (“FlatRock”).  Mr. Daniel Lewis is the controlling person of GEM Advisors.  GEM Advisors and Mr. Lewis have shared voting and dispositive power.  Beneficial ownership includes (i) 6,600 shares held by Mr. Lewis, (ii) 176,188 shares held by Flat Rock, (iii) 10,283,265 shares held by GEM, and (iv) an aggregate of 4,827,378 shares underlying convertible notes held by GEM or Flat Rock.  Excludes 9,045,000 shares underlying convertible notes held by GEM or Flat Rock that are not convertible within 60 days due to exercise limitations.  The principal business address of GEM Advisors, FlatRock, and Mr. Lewis is 600 Sylvan Ave, Edgewood Cliffs, NJ 07632.  Information derived from a Schedule 13G/A filed by GEM Advisors on May 19, 2026, as adjusted for shares of common stock issued to GEM in 2026 as payment of interest in kind on convertible notes.

[3]	The principal business address of Mr. Titterton is 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207. Includes 75,000 shares of common stock issuable upon currently exercisable options.
[4]

Includes 10,660,000 shares of common stock issuable upon options exercisable within 60 days, 393,324 shares held by Mr. Parker directly, and 117,259 shares held by Jeffrey Parker and Deborah Parker Joint Tenants in Common, over which Mr. Parker has shared voting and dispositive power.  Excludes 8,000,000 shares of common stock issuable upon performance-based options that may become exercisable in the future.

[5]	Includes 2,145,550 shares of common stock issuable upon options exercisable within 60 days. Excludes 875,000 shares of common stock issuable upon options that may become exercisable in the future.
[6]	Includes 2,010,000 shares of common stock issuable upon options exercisable within 60 days. Excludes 185,000 shares of common stock issuable upon options that may become exercisable in the future.
[7]	Includes 2,310,000 shares of common stock issuable upon options exercisable within 60 days. Excludes 185,000 shares of common stock issuable upon options that may become exercisable in the future.
[8]	Excludes 300,000 shares of common stock issuable upon options that may become exercisable in the future.
[9]	Includes 17,125,550 shares of common stock issuable upon options exercisable within 60 days. Excludes 9,545,000 shares of common stock issuable upon options that may become exercisable in the future.
[10]	The person’s address is 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and ten percent shareholders are charged by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms received by us and written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during the fiscal year ended December 31, 2025, our executive officers, directors and ten percent shareholders filed all reports required by Section 16(a) of the Exchange Act on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 17, 2025, we sold 4,761,905 shares of common stock at a price of $0.21 per share to Mr. Lewis Titterton, for gross proceeds of $1,000,000.  The $0.21 per share price represents the last sale price of ParkerVision's common stock on November 14, 2025, as reported by the OTCQB Venture Market.  The stock was sold in a registered direct offering under a shelf registration that was declared effective by the Securities and Exchange Commission on May 28, 2025.

From time to time, we have sold convertible notes to accredited investors, including certain of our directors.  Mr. Lewis Titterton, prior to becoming a director in June 2023, purchased an aggregate of $425,000 in convertible notes from us, with conversion prices ranging from $0.10 to $0.40 per share and maturity dates ranging from September 2023 to May 2027.  In September 2023, we repaid Mr. Titterton $100,000 upon maturity of a note issued in 2018.  On May 10, 2024, we amended two convertible notes issued in 2019 with an aggregate principal balance of $75,000 to extend the maturity dates to March 2026, reduce the stated interest rate from 8% to 5%, and replace the quarterly interest payments with a single payment of unpaid, accrued interest at the earlier of conversion or maturity of the notes.  We also amended a $50,000 note issued in 2020 and a $200,000 note issued in 2022 to Mr. Titterton to likewise replace the quarterly interest payments with a single, lump sum payment upon conversion or maturity.  In September 2024, Mr. Titterton converted an aggregate of $125,000 in notes issued in 2019 and 2020 into shares of our common stock.  In May 2025, Mr. Titterton converted his remaining $200,000 in notes into shares of our common stock.  At December 31, 2025, Mr. Titterton holds no outstanding convertible notes.

On May 10, 2024, we amended the convertible notes held by Mr. Paul Rosenbaum to defer the payment of interest until the earlier of maturity or conversion.  In October 2024, Mr. Rosenbaum converted all of his outstanding notes into shares of our common stock.

We paid approximately $42,000 and $39,000 in 2025 and 2024, respectively, for patent-related legal services to Sterne, Kessler, Goldstein & Fox, PLLC (“SKGF”), of which Mr. Sterne is a partner.  In addition, we paid approximately $150,000 in both 2025 and 2024 for principal and interest on a 2016 note payable to SKGF, as amended from time to time.  The SKGF Note has an outstanding balance, including accrued interest, of approximately $0.2 million at December 31, 2025.

Review, Approval or Ratification of Transactions with Related Persons

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions.  In certain instances, the full Board, or the disinterested directors for any specific transaction, may review and approve a transaction. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.  We require each of our directors and executive officers to complete a questionnaire that elicits information about related party transactions.  These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, officer or employee.

SOLICITATION OF PROXIES

Your proxy is being solicited on behalf of our Board, and we are bearing the cost of this solicitation.  In addition to the use of the mail and internet, proxies may be solicited personally or by email or telephone using the services of directors, officers, and regular employees at nominal costs.  Banks, brokerage firms, and other custodians, nominees, and fiduciaries will be reimbursed by us for expenses incurred in sending proxy materials to beneficial owners of our common stock.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2027 ANNUAL MEETING

Pursuant to the rules of the SEC, if a shareholder wishes to submit a proposal for possible inclusion in our 2027 proxy statement pursuant to Rule 14a-8 under the Exchange Act, we must receive it on or before April 13, 2027.  All proposals submitted pursuant to Rule 14a-8 under the Exchange Act must comply with the SEC rules regarding eligibility for inclusion in our proxy statement.

Our by-laws contain provisions intended to promote the efficient functioning of our shareholder meetings.  Some of the provisions describe our right to determine the time, place and conduct of shareholder meetings and to require advance notice by mail or delivery to us of shareholder proposals or director nominations for shareholder meetings.  Under our by-laws, in order to properly bring business before a shareholder meeting or nominate a person for election as a director, a shareholder must provide us with written notice, not later than 120 days in advance of the same day and month on which this proxy statement was released to shareholders, of any such business the shareholder proposes for consideration, even if the shareholder does not intend to include such proposal in our proxy materials, or any such person the shareholder intends to nominate for election as a director.  For the 2027 annual meeting of shareholders, this notice must be received by us no later than April 13, 2027.  A notice of a shareholder proposal or nomination must include the information set forth in our bylaws.

To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide us with notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 27, 2027, which is 60 calendar days before the anniversary of our 2026 annual meeting date.

Shareholder proposals and nominations should be addressed to Corporate Secretary, ParkerVision, Inc., 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207.

DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

We do not now intend to bring before the Annual Meeting any matters other than those specified in the Notice of the Annual Meeting, and we do not know of any business which persons other than the Board intend to present at the Annual Meeting.  Should any business requiring a vote of the shareholders, which is not specified in the notice, properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the shares represented by them in accordance with their best judgment.

OTHER SHAREHOLDER COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Our Board provides a process for shareholders and interested parties to send communications to the Board.  Shareholders and interested parties may communicate with our Board, any committee chairperson, or the non-management directors as a group, by writing to the Board or committee chairperson in care of Corporate Secretary, ParkerVision, Inc., 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207.

Each communication will be forwarded, depending on the subject matter, to the Board, the appropriate committee chairperson, or all non-management directors.

INCORPORATION BY REFERENCE

This proxy statement incorporates by reference certain information included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including our audited financial statements, management’s discussion and analysis of financial condition and results of operations, and our quantitative and qualitative disclosures about market risk.  You may request a free copy of any or all of the information incorporated by reference into the proxy statement (other than exhibits not specifically incorporated by reference into the text of such documents).  Please direct any oral or written requests for such documents to Corporate Secretary, ParkerVision, Inc., 4446-1A Hendricks Avenue, Suite 354, Jacksonville, Florida 32207.